Exhibit 99.1

Aspen Announces CFO Retirement Plan and Strategic Leadership Appointments

Leadership Appointments Bolster New Phase of Aspen’s Long-term Growth Strategy

NORTHBOROUGH, MA, January 13, 2022 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”, the “Company”), a technology leader in sustainability and electrification solutions, today announced the retirement plans of the Company’s CFO. John F. Fairbanks, Aspen’s Chief Financial Officer, informed the Company of his intent to retire after 15 years of dedicated and valuable service to the Company. Mr. Fairbanks plans to step down from his role effective April 1, 2022. Concurrently, Ricardo C. Rodriguez, the Company’s Chief Strategy Officer, will succeed Mr. Fairbanks as CFO. In addition, the Company announced several recent additions to its senior management team.

“I would like to thank John for his significant contributions to the Company,” noted Don Young, Aspen’s President and CEO. “During his tenure, Aspen went from being an early stage company endeavoring to master its technology and to gain a commercial toehold to what is now a leader in its field – a dynamic company, rich with opportunity. He has been a leader and mentor for all of his colleagues, and his impact on Aspen is immeasurable. John and I have worked side-by-side during these 15 years and my respect for him is deep. On behalf of the entire Aspen team and our Board of Directors, we wish him a very happy, healthy, and well-deserved retirement.”

Mr. Young added, “I am excited to announce that Ricardo Rodriguez will be named Senior Vice President and Chief Financial Officer, effective upon John’s retirement. Ricardo brings with him a wealth of automotive knowledge and financial acumen, with a strong track record of driving growth and delivering results. His leadership will be invaluable to Aspen and will make an immediate impact as we continue to stake our position in the EV megatrend.”

Mr. Fairbanks remarked, “My decision to join Aspen in October 2006 was the best of my career. I’ve been privileged to work with a talented and deeply dedicated team at Aspen for more than 15 years and am proud of the company we’ve built. I’m fortunate to be in a position to retire and look forward to spending more time with my family and to giving back to my community. I’m also thankful for Don and the Board’s support during my tenure with the Company and am committed to providing a smooth transition for Ricardo into the role of Chief Financial Officer. Most importantly, I’m confident that Ricardo has the precise set of talent, skills and experience to be a successful leader at Aspen today and for the next 15 years.”

Ricardo Rodriguez joined Aspen in November 2021 as the Company’s Chief Strategy Officer. Mr. Rodriguez brings to Aspen deep strategic, operational, and financial experience in the auto industry. Prior to joining Aspen, Ricardo was a Corporate Strategy Director at Aptiv, a $15 billion automotive technology company where he led the establishment of its Vehicle Electrification Systems group, among other value-adding initiatives. Previously, he has served in a variety of finance, planning and P&L leadership roles at ClearMotion, GM’s OnStar division, Amazon and Fiat Chrysler Automobiles (now Stellantis). In addition, Mr. Rodriguez worked as an investment banker at Lazard, where he focused on automotive M&A and restructuring advisory. Mr. Rodriguez received his Bachelor of Science degree in Mechanical Engineering from General Motors Institute / Kettering University while working at Magna International and holds an MBA from Harvard Business School.

“I am honored to be appointed as Aspen’s next CFO,” commented Mr. Rodriguez. “With a revenue plan that is aligned with the megatrend of electrification and powered by a safety-critical proprietary solution, Aspen is a very unique technology supplier. I feel privileged to be part of the team that has been working with the top OEMs at the first principles level to address a core EV system level issue like thermal runaway. Joining the Company at this inflection point is extremely motivating and I am confident in our ability to create value as we execute our strategy. I look forward to working closely with Don and the talented Aspen team to build a company that can make the most of the opportunity that electrification presents to us.”

Mr. Young added, “Aspen is in the midst of a significant growth trajectory. We have recently recruited a number of additional talented leaders to bolster our outstanding team, a process that will continue as we build Aspen Aerogels.”

Keith Schilling has been appointed to the newly created role of Senior Vice President, Technology, reporting to Mr. Young, effective January 29, 2022. Mr. Schilling joined Aspen in November 2021 and brings extensive executive leadership experience to the Company. Prior to joining Aspen, Mr. Schilling held senior level commercial and technology leadership roles at Schlumberger, Tetra Technologies, the combined Baker Hughes and GE Oil & Gas Companies and Basic Energy Services, both domestically and internationally. Mr. Schilling also has extensive experience in developing partnerships, and has negotiated and successfully closed multiple acquisitions. Mr. Schilling received his Bachelor of Science degree in Chemical Engineering from Texas A&M University and holds an MBA from Erasmus University in the Netherlands.

Mr. Young commented, “Keith is an accomplished leader, who has led businesses globally and worked with research and development teams to successfully develop and commercialize technology. He is a perfect complement to Aspen’s brilliant group of scientists led by George Gould, Chief Technology Officer, and Alexei Erchak, Chief Innovation Officer. Their charter is aligned with our strategy to leverage our Aerogel Technology PlatformÔ into large and dynamic markets, with a mission to keep the technology platform central to the ethos of Aspen Aerogels and to enable us to have a profound impact on global sustainability.”

Mr. Schilling added, “I am honored and excited to lead the technology teams at Aspen, particularly as we build on the legacy of this great company. We seek to leverage our strong position in the Energy Infrastructure market, grow our EV and sustainable building materials markets, and explore new markets aligned with our strategy. I am excited to join this amazing and talented team and I look forward to a bright future with Aspen.”

Amy Damiano joined Aspen in June 2021 as Vice President of Marketing. In this role, Ms. Damiano provides strategic and marketing leadership to grow Aspen’s business. Ms. Damiano joins Aspen from Sensata Technologies, a global technology company focused on automotive, industrial and aerospace markets, where she held several strategic and marketing roles. Prior to her tenure at Sensata, Ms. Damiano was employed at United Technologies in commercial sales. Ms. Damiano received her Bachelor of Science degree in Electrical Engineering from Villanova University and her MBA from Southern Methodist University

Laura Guerrant-Oiye joined Aspen in September 2021 as Vice President of Investor Relations & Corporate Communications. In this role, Ms. Guerrant is responsible for establishing the strategic direction and execution of the IR and corporate communications practices of the Company, in addition to establishing Environmental, Social and Governance (ESG) reporting standards. Ms. Guerrant has 30 years of IR and capital markets experience, including the last 20 years as the principal and owner of her own IR & corporate communications advisory practice which predominantly served companies in the technology, industrials and life sciences industries.

“Amy and Laura are additional examples of our adding talented individuals to the Aspen team as we capitalize on our rapidly growing opportunities in the EV and other sustainability driven markets,” said Mr. Young. “These strategic hires have track records of success in their respective fields and are a testament both to the quality of the organization we are building and to the exciting growth opportunities at Aspen.”

About Aspen Aerogels, Inc.

Aspen is a technology leader in sustainability. The Company’s aerogel technology enables its customers and partners to achieve their own objectives around the global megatrends of resource efficiency, electrification and sustainability. Aspen’s PyroThin® thermal barrier products enable solutions to thermal runaway challenges within the electric vehicle and energy storage markets. The Company’s carbon aerogel program seeks to increase the performance of lithium-ion battery cells to enable EV manufacturers to extend the driving range and reduce the cost of electric vehicles. Aspen’s Spaceloft® sustainable building materials provide industry-leading energy efficiency and fire safety to building owners. The Company’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional high-value markets. Headquartered in Northborough, MA, Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen's 2021 financial outlook. These statements are not historical facts but rather are based on Aspen's current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen's 2021 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," "assumes," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen's expectations about its long term growth strategy, future growth trajectory, revenue and operations; Aspen’s technology and alignment with broader trends in the EV market; opportunities presented by electrification; beliefs about the general strength, weakness or health of Aspen's business; and beliefs about current or future trends in EV thermal barrier, EV battery materials or other markets and the impact of these trends on Aspen's business. All such forward-looking statements are based on management's present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; the right of EV thermal barrier customers to cancel contracts with Aspen at any time and without penalty; any costs, expenses, or investments incurred by Aspen in excess of projections used to develop pricing under the contracts with EV thermal barrier customers; any failure of Aspen or PyroThin to meet contractual specifications and requirements under contracts with EV thermal barrier customers; any failure of Aspen's products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; and the other risk factors discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the Securities and Exchange Commission ("SEC") on March 12, 2021, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

Investor Relations Contact

Laura J. Guerrant-Oiye

VP, IR & Corporate Communications

Phone: (508) 691-1111 x 8

loiye@aerogel.com

Media Contact

Amy Damiano

VP, Marketing

Phone: (508) 691-1111 x 5

adamiano@aerogel.com